                                                                     EXHIBIT 4.5

THE SECURITIES EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.


                               WARRANT AGREEMENT


     This Warrant Agreement (the "Agreement") is made and entered into this 20th day of December, 1996 by and between Preferred Credit Corporation, a California corporation (the "Company"), and John Heatly ("Holder"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:

     1. GRANT OF WARRANT. In consideration for the first refusal right granted to the Company pursuant to Section 9 hereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby grants to Holder the right and option (the "Warrant"), upon the terms and subject to the conditions set forth in this Agreement, to purchase
7.904 shares (the "Warrant Shares") of the Company's Common Stock without par value (the "Common Stock"), at an exercise price of $13,476.56 per share (the "Exercise Price"). The number of Warrant Shares and the Exercise Price shall be subject to adjustment as set forth in Section 5 hereof.

     2.  TERM OF WARRANT.

         2.1 The Warrant shall terminate and expire at 5:00 p.m. (Los Angeles
Time) on December 20, 2006, unless sooner terminated as provided in Section 2.2.

         2.2 The Warrant shall terminate and expire immediately if at any time:

             (i) Holder fails to deliver 100% of the eligible loan production of Pacific Prime Mortgage ("Pacific Prime") to the Company in accordance with
Section 9 hereof; or

             (ii) Holder no longer owns securities which represent more than 50% of the outstanding voting power of Pacific Prime; or

             (iii)  Holder breaches any term or provision of this Warrant; or

             (iv) Holder is no longer employed by Pacific Prime.

     The term "eligible loan production" as used herein shall mean loans originated by Pacific Prime which satisfy the Company's then applicable securitization or underwriting standards. Upon termination, this Warrant and all Warrant Shares shall be cancelled and terminate, and of no further force or effect.

     3.  EXERCISE PERIOD.

         3.1 The Warrant will vest or become exercisable as follows: 33% of the Warrant Shares (rounded up to the nearest whole share) shall vest on June 1, 1997; 33% of the Warrant Shares (rounded up to the nearest whole share) shall vest on June 1, 1998; and the remaining Warrant Shares shall vest on June 1, 1999. The installments shall be cumulative; i.e., the Warrant may be exercised,
                                             ----
as to any or all Warrant Shares covered by an installment, at any time or times after the installment first becomes exercisable and until the expiration or termination of the Warrant.

         3.2 Notwithstanding anything to the contrary contained in this Warrant Agreement, the Warrant may not be exercised, in whole or in part, unless and until any then-applicable requirements of all state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

     4. EXERCISE OF WARRANT. There is no obligation to exercise all or any portion of the Warrant. The Warrant (or any portion thereof) may be exercised at any time after the date hereof only by delivery to the Company of:

         (i) Written notice of exercise in form and substance identical to Exhibit "A" attached to this Agreement; and

         (ii) Payment of the Exercise Price of the Warrant Shares being exercised (the "Purchased Shares"), in cash or by check, equal to the Exercise Price.

     Upon receipt of the foregoing, the Company shall promptly issue in the name of the Holder a stock certificate evidencing the Purchased Shares being purchased by such exercise and deliver such certificate to the Holder.

     5. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares shall be subject to adjustment from time to time as follows:

         5.1 In the event the Company should at any time or from time to time after the date hereof (the "Issuance Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as

"Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

         5.2 If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Exercise Price shall be appropriately increased and the number of Warrant Shares shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

         5.3 In case of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or recapitalization described in Section 5.1 or 5.2 of this Agreement), or the consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with, another person, the holder of the Warrant shall thereafter be entitled upon exercise of the Warrant to purchase the kind and number of shares of stock or other securities or property of the surviving corporation receivable upon such event by a holder of the number of shares of the Common Stock which the Warrant entitles the holder of the Warrant to purchase from the Company immediately prior to such event; and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Agreement with respect to the holder's rights and interests thereafter, to the end that the provisions set forth in this Agreement (including the specified changes and other adjustments to the Exercise Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the Warrant.

         5.4 The provisions of this Section 5 are intended to be exclusive, and the holder of the Warrant shall have no other rights upon the occurrence of any of the events described in this Section 5.

         5.5 The grant of the Warrant shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     6. RESERVATION OF COMMON STOCK. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of the Warrant in its entirety.

     7. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder has been advised that the Warrant and the Warrant Shares (collectively, the "Securities") have not been registered and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), nor qualified under any state Blue Sky law, on the ground that no distribution or public offering of any of the Securities is to be effected, and that in this connection the Company is relying in part on the representations of the Holder set forth in this Section 7. The Holder represents and warrants that:

         7.1  Investment Intent.  The Securities to be purchased by the Holder
              -----------------
pursuant to this Agreement are being acquired by the Holder solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them.

         7.2  Economic Risk.  The Holder is able to bear the economic risk of an
              -------------
investment in the Securities acquired by it pursuant to this Agreement and can afford to sustain a total loss on such investment.

         7.3 Sophistication. The Holder (i) has a preexisting personal or
             --------------
business relationship with the Company or its officers and/or directors, or (ii) is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Securities, or (iii) by reason of the business or financial experience of its professional advisors who are unaffiliated with the Company, could be reasonably assumed to have the capacity to protect its own interests in connection with an investment in the Securities. The Holder has had, during the course of this transaction and prior to its purchase of the Securities, the opportunity to ask questions of, and receive answers from, the Company and its management concerning the Company and the terms and conditions of this Agreement. The Holder hereby acknowledges that it or its representatives have received all such information as it considers necessary for evaluating the risks and merits of acquiring the Securities and for verifying the accuracy of any information furnished to it or to which it had access. The Holder represents and warrants that the nature and amount of the Securities it is purchasing is consistent with its investment objectives, abilities and resources.

         7.4 Illiquidity. The Holder understands that there is no public market
             -----------
for any of the Securities and that there may never be such a public market, and that even if a market develops it may never be able to sell or dispose of any of the Securities and may thus have to bear the risk of its investment for a substantial period of time, or forever. The Holder is aware that none of the Securities may be sold pursuant to Rule 144 ("Rule 144") promulgated by the Securities Exchange Commission (the "Commission") under the Securities Act unless certain conditions have been met and until the Holder (or its qualified transferees) has held the Securities for the applicable holding period.

         7.5  Accredited Investor.  The Holder is an "Accredited Investor" for
              -------------------
purposes of Regulation D promulgated by the Commission under the Securities Act.

     8. RESTRICTIONS ON PURCHASED SHARES. Holder shall not sell, transfer (with or without consideration), assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of the Purchased Shares unless the Purchased Shares are disposed of pursuant to and in conformity with an effective registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, or pursuant to an available exemption from the registration and prospectus delivery requirements of the Securities Act, and the proposed disposition will not result in a violation of the securities laws of any state of the United States.

     If requested by the Company, Holder shall, prior to the transfer of such Purchased Shares, deliver to the Company a written opinion of counsel, satisfactory to the Company and its counsel, that the proposed disposition will comply with the requirements set forth in this Section 8.

     Any attempted Transfer which is not in full compliance with this Section 8 shall be null and void ab initio, and of no force or effect.
                       ---------

     The Holder further agrees that any certificate evidencing the Purchased Shares shall bear the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

     The Holder further acknowledges and agrees that the Company may, at its option, place notations evidencing the foregoing restrictions on transfer in its shareholders register, and may place appropriate "stop transfer" instructions with its transfer agent, if any.

     9. RIGHT OF FIRST REFUSAL. In consideration of the grant of this Warrant, Holder hereby agrees to cause Pacific Prime to offer 100% of its eligible loan production to the Company prior to offering such production to any other entity.

     10.  MISCELLANEOUS.

          10.1 Rights of Shareholders.  Neither this Agreement, nor the Warrant
               ----------------------
shall entitle the Holder to any of the rights of a shareholder of the Company.

          10.2 Notices.  All notices, demands or other communications hereunder
               -------
shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered, with return receipt requested, sent by facsimile transmission, or otherwise actually delivered:

               (i)  if to Holder, to:

                      John Heatly
                      307 Milford
                      Corona Del Mar, CA 92625

               (ii) if to the Company, to:

                      Preferred Credit Corporation
                      3347 Michelson, Suite 400
                      Irvine, California  92715
                      Attention:  President

or at such other address as may have been furnished by such Person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered or as of the date mailed, as the case may be.

          10.3 Severability and Governing Law.  Should any Section or any part
               ------------------------------
of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. THIS AGREEMENT IS MADE AND ENTERED INTO IN THE STATE OF CALIFORNIA AND THE LAWS OF SAID STATE SHALL GOVERN THE VALIDITY AND INTERPRETATION HEREOF AND THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE DUTIES AND OBLIGATIONS HEREUNDER.

          10.4 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          10.5 Captions and Section Headings.  Section titles or captions
               -----------------------------
contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          10.6  Singular and Plural, Etc.  Whenever the singular number is used
                ------------------------
herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

          10.7 Costs and Attorneys' Fees.  In the event that any action, suit,
               -------------------------
or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs, and reasonable attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

          10.8 Warrant Non-Transferable.  Holder may not sell, transfer, assign
               ------------------------
or otherwise dispose of the Warrant except by will or the laws of descent and distribution, and the Warrant may be exercised, during the lifetime of the Holder by the Holder or by his guardian or legal representative.

          10.9 Successors and Assigns.  All rights, covenants and agreements of
               ----------------------
the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

          10.10  Amendments and Waivers.  Neither this Agreement nor any term
                 ----------------------
hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and the Holder. Except as specifically otherwise provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor shall be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

          10.11  Entire Agreement.  This Agreement contain the entire
                 ----------------
understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

     IN WITNESS WHEREOF, the parties have entered into and executed this Warrant Agreement as of the date first above written.

                         PREFERRED CREDIT CORPORATION



                         By:_______________________________



                         HOLDER



                         __________________________________
                         John Heatly

                                  EXHIBIT "A"
                                  -----------

                               NOTICE OF EXERCISE

                (To be signed only upon exercise of the Warrant)

TO:  PREFERRED CREDIT CORPORATION



     The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the Warrant granted to the undersigned on July ____, 1996 and to purchase thereunder __________* shares of Common Stock of PREFERRED CREDIT CORPORATION (the "Company") and herewith encloses payment of $____________ in full payment of the purchase price of such shares being purchased.

Dated:  __________, ____



                         ------------------------------
                         (Signature must conform in all
                          respects to name of holder as
                          specified on the face of the
                          Warrant)


                         ------------------------------
                         (Please Print Name)


                         ------------------------------
                         (Address)

     * Insert here the number of shares being exercised, without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.